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                                                                    EXHIBIT 23.1





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 1998, included in Wackenhut Corrections Corporation's Annual Report on Form 10-K for the fiscal year ended December 28, 1997, our report dated February 20, 1998, on Correctional Properties Trust as of February 20, 1998 included in Correctional Properties Trust's filing on Form S-11 (Registration No. 333-46681) and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP


West Palm Beach, Florida,
  April 23, 1998.